                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                           THE SECURITIES ACT OF 1934



         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MAY 25, 2002


                                KIDS STUFF, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


     DELAWARE                       0-29334                       34-1843520
 (STATE OR OTHER             (COMMISSION FILE NO.)            (I.R.S. EMPLOYER
   JURISDICTION                                              IDENTIFICATION NO.)
OF INCORPORATION)


                   5701 MAYFAIR ROAD, NORTH CANTON, OHIO 44720
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (330) 492-8090



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         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT.)

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ITEM 5. THE MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

On March 31, 2002 the Registrant did not file its annual report on form 10-KSB due to its lack of cash flow and deteriorating financial position.

The Registrants internal unaudited financial statements indicate that sales for the year ended December 31, 2001 were $4,633,812, a decline of 70.9% from the $15,899,473 recorded at December 31, 2000. The net loss for the year 2001 was in excess of $3 million and the net loss for the year 2000 was $3,418,811.

 The Registrants internal unaudited financial statements indicate that sales for the first quarter ended March 31, 2002 were $189,962, a decline of 91.3% from the $2,176,307 recorded at March 31, 2001, and a decline of 95.3% from the $4,004,988 recorded at March 31, 2000. Losses in the quarter ended March 31, 2002 were in excess of $300,000. The Registrant's inventory and receivables were $473,724 at March 31, 2002, with secured bank debt of $881,940,93 and unsecured debts of $2,956,000, primarily due to trade creditors.

The Registrant has been in default on the various covenants of its loan agreements with Bank One, N.A. and did not pay its $300,000 term note that became due and payable on March 31, 2001. Bank One, N.A. had the right to declare the entire unpaid balance of its outstanding notes to be immediately due and payable and, on October 31, 2001, Bank One, N.A. declared all notes due and payable and placed its notes on call. Since that time the cash flow from the Registrant's operations have been deposited with Bank One, who has reviewed and approved all expenditures.

Due to his personal liability for the secured debts of the Registrant Mr. William Miller, the Registrant's Chief Executive Officer, formed Zenvesco, Inc. Zenvesco acquired from Bank One, N.A. all rights, title, and interests in the debts, the guarantee of Duncan Hill. Inc., and the personal guarantees of Mr. And Mrs. Miller, and the security interest in the Miller's personal residence, pursuant to an agreement with Bank One, N.A. on April 12, 2002, and concluded on May 25, 2002. The face value of the secured debt owed by Kids Stuff, Inc. to Bank One, N.A. was $890,789.58 at May 25, 2002, and was acquired by Zenvesco, Inc. for a sum of $235,000. Since that time the cash flow from the Registrant's operations have been deposited with Zenvesco, who has reviewed and approved all expenditures. Mr. Miller, the Chief Executive Officer of the Registrant, is the founder and President of Zenvesco, Inc.

Subsequent to Zenvesco's agreement with Bank One, N.A. the Registrant sold in bulk approximately $325,000 in discontinued inventory for approximately $90,000, recognizing a loss of $235,000. The proceeds of this bulk sale plus cash flow from operations of approximately $8,000 per week have been used to sustain operations.

Currently the Registrant is in default on its secured debt and Zenvesco has all the rights of a secured creditor under the Uniform Commercial Code. Zenvesco has the right and may liquidate and foreclose on its secured interests in accordance with the Uniform Commercial Code and all applicable laws.

Due to lack of funds the Registrant intends to file a form 15 with the SEC to cease being a reporting company.




DATE:   6/24/02                                      KIDS STUFF, INC.


                                                     /S/ WILLIAM L. MILLER
                                                     ---------------------------
                                                     WILLIAM L. MILLER
                                                     CHIEF EXECUTIVE OFFICER AND
                                                     PRINCIPAL FINANCIAL OFFICER